                                                                  EXHIBIT 10.10


                            AMENDED CONTRACT OF SALE

     AMENDED CONTRACT OF SALE made as of the _______ day of May, 2001, between AVOBA, INC. a domestic corporation with an address, for purposes of this Agreement c/o Ganje Law Office, Two Tower Place, Albany, New York 12203, hereinafter called "Seller", and AMERICAN BIOMEDICA CORPORATION, a New York Corporation with an address of Smith Road, Kinderhook, New York 12106, hereinafter called "Purchaser" intending to and amending the original Contract for Sale between Seller and Purchaser dated May 19, 1999. The terms "Contract", "Contract of Sale", "Amended Contract of Sale" and "Agreement" herein shall be used interchangeably to refer to this Amended Contract for Sale.

     THE PARTIES HEREBY AGREE THAT THIS AMENDED CONTRACT OF SALE SHALL AMEND AND SUPERSEDE THAT CERTAIN CONTRACT FOR SALE DATED MAY 19, 1999 AS FOLLOWS:


1.   PREMISES.
     Seller shall sell and convey and Purchaser shall purchase the property together will all buildings and improvements thereon (collectively the "Premises"), more fully described on a separate map marked "Schedule A", annexed hereto and made a part hereof.

     Together with Seller's ownership and rights, if any, to land lying in the bed of any street or highway, opened or proposed, adjoining the Premises to the center line thereof.

     The deed of conveyance shall be drawn as per the survey description on said map.

1.   PERSONAL PROPERTY.
     This sale also includes all fixtures, equipment and articles of personal property now attached or appurtenant to the Premises. This sale, for the same consideration, shall include all furnishings and furniture currently located in the premises all as set forth and generally identified on Schedule "B" annexed hereto and made a part hereof. The sum of Twenty Thousand ($20,000.00) shall be allocated to the purchase of said items of personal property.

1.   PURCHASE PRICE.
     The purchase price is Nine Hundred Fifty Thousand Dollars ($950,000.00) payable as follows:

     A. Thirty Thousand Dollars ($30,000.00) in good funds on the signing of this contract, by Purchaser's check payable to the Escrowee (as hereinafter defined), the receipt of which is hereby acknowledged, to be held in escrow pursuant to paragraph "4" of this contract;

     A. Twenty Thousand Dollars ($20,000.00) has previously been deposited with Escrowee on or about May, 1999 and has been held in escrow pursuant to a prior Contract of Sale, the terms of which Contract of Sale and Escrow thereof are hereby amended and superseded by the terms of this Amended Contract for Sale.

     A. The sum of $50,000.00, consisting of the Twenty Thousand Dollars ($20,000.00) previously deposited by Purchaser with Escrowee and the Thirty Thousand Dollars ($30,000.00) deposited with Escrowee herewith shall serve as a downpayment against the full purchase price of Nine Hundred Fifty Thousand Dollars ($950,000.00) in the event a timely closing takes place under this Amended Contract of Sale and there is no breach or default in the terms of this Contract of Sale. In the event of any breach by or default of the terms and conditions of this Amended Contract of Sale by the Purchaser, the $50,000.00, consisting of the Twenty Thousand Dollars ($20,000.00) previously deposited with Escrowee and the Thirty Thousand Dollars ($30,000.00) deposited with Escrowee herewith shall be forfeited by Purchaser to Seller as liquidated damages if a closing does not take place in accordance with the terms and conditions of this Amended Contract of Sale. Any interest earned thereon shall also be forfeited in favor of the Seller. The $50,000.00, for purposes of this agreement shall also be referred to as "Good Faith Monies".

     A. The balance of Nine Hundred Thousand Dollars ($900,000.00) shall be paid at closing in the form of a certified or bank check in accordance with the terms of this agreement.

1.   DOWNPAYMENT IN ESCROW.

     A. Seller's attorney ("Escrowee") shall hold the Good Faith Monies for Seller's account in escrow in a segregated bank account until Closing or other conclusion of this Amended Contract of Sale and shall pay over and apply the Good Faith Monies in accordance with the terms of this Amended Contract of Sale. Escrowee shall hold the Good Faith Monies in an interest-bearing account. Interest shall be paid to the party entitled to the Good Faith Monies and the party receiving the interest shall pay any income taxes thereof. The federal Identification numbers of the parties shall be furnished to Escrowee. At a timely Closing, the Good Faith Monies shall be applied as a downpayment against the full purchase price by Escrowee. If the Closing does not occur, Escrowee shall make payment of the Good Faith Monies, plus any interest thereon to Seller. Upon such disbursement in accordance with the terms of this paragraph, Escrowee shall be relieved and discharged of all further obligations and responsibilities hereunder.

1.   ACCEPTABLE FUNDS.

     All money payable under this contract, unless otherwise specified, shall be paid by:

     A.   Cash, but not over $1,000.00;
     B. Good certified check of Purchaser drawn on or official check issued by any bank, savings bank, trust company or savings and loan association having a banking office in the State of New York, unendorsed and payable to the order of Seller, or as Seller may otherwise direct upon not less than three (3) business days notice (by telephone or otherwise) to Purchaser; and
     C.   As otherwise agreed to in writing by Seller or Seller's attorney.

1.   FINANCING CONTINGENCY.

_____This Contract is contingent upon financing being secured by Purchaser by no later than September 15, 2001. Proof of such financing from the lending institution or the Columbia County Industrial Development Agency under terms and conditions acceptable to the Seller shall be provided to Seller's counsel in writing by no later than September 15, 2001. Seller's approval shall not be unreasonably withheld. Failure to provide such proof of financing by September 15, 2001 in accordance herewith shall constitute a breach and/or default under the terms of this agreement and shall entitle Seller to cancel this agreement without further notice to Purchaser or Purchaser's counsel and shall entitle Seller to the Good Faith Funds as liquidated damages hereunder.

1.   ADDITIONAL TERMS.

     The Premises are sold and shall be conveyed subject to:

     G. Subdivision laws and regulations, zoning laws, ordinances or rulings whether now in effect or pending and/or to be in effect in the future, and any landmark, historic or wetlands designation, provided that they are not presently violated by the existing buildings and improvements erected on the property or their use;
     H.   Real estate taxes that are a lien, but are not yet due and payable.

1.   GOVERNMENTAL VIOLATIONS AND ORDERS.

     (A) Seller shall comply with all notes or notices of violations of law or municipal ordinances, orders or requirements noted or issued as of the date hereof by any governmental department having authority as to lands, housing, buildings, fire, health, environmental and labor conditions affecting the Premises. The Premises shall be conveyed free of them at Closing. Seller shall furnish Purchaser with any authorizations necessary to make the searches that could disclose these matters.

1.   SELLER'S REPRESENTATIONS.

     G.   Seller represents and warrants to Purchaser that:
          (i)   The Premises abut or have a right of access to a public road;
          (ii) Seller is the sole owner of the Premises and has the full right, power and authority to sell, convey and transfer the same in accordance with the terms of this contract;
          (iii) Seller is not a "foreign person", as that term is defined for purposes of the Foreign Investment in Real Property Tax Act, Internal Revenue Code ("IRC") Section 1445, as amended, and the regulations promulgated thereunder (collectively "FIRPTA");
          (iv) The Premises are not affected by any exemptions or abatements or taxes; and
     H. Seller covenants and warrants that all of the representations and warranties set forth in this contract shall be true and correct at Closing.
     I. Except as otherwise expressly set forth in this contract none of Seller's covenants, representations, warranties or other obligations contained in this contract shall survive Closing.

1.   CONDITION OF PROPERTY.

     G. This sale is conditioned upon the results of a Phase I (and Phase II, if necessary) Environmental Site Assessment showing no evidence of adverse environmental impact due to past and present use of the premises or release of hazardous materials on the premises preventing a lender from providing a purchase money loan on the premises. The Environmental Site Assessment shall be performed at the sole cost and expense of the Purchaser and completed no later than August 1, 2001. A true copy of any reports and all related documents shall be contemporaneously provided to the Seller. The Seller consents to the taking of any samples deemed necessary or appropriate by the testing firm.

          If the Environmental Site Assessment shows evidence of adverse environmental impact not previously known to Purchaser, Purchaser may cancel this agreement by no later than August 1, 2001 and Seller shall return the $50,000.00 Good Faith Funds.

     G. Purchaser shall have until August 1, 2001 to conduct an inspection of the improvements on the premises by a licensed architect or engineer for the purpose of determining that the premises are free from major structural defects. In the event that the inspection reveals a material defect in the structural condition of the premises, Purchaser may give notice to Seller of Purchaser's election to rescind this contract, however Seller shall retain the $50,000.00 Good Faith Funds as liquidated damages.

     G. From the point of the Purchaser's sign at the entry to the demises Premises and during the term of any lease tenancy or extension thereof, the Lessee/Purchaser shall be responsible for all maintenance of the Premises' roadway and parking facilities.

1.   INSURABLE TITLE.

     Seller shall give and Purchaser shall accept such title as any recognized New York State Title Insurance Company shall be willing to approve and insure in accordance with its standard form of title policy approved by the New York State Insurance Department, subject only to the matters provided for in this contract.

1.   CLOSING, DEED, BILL OF SALE.

     G. "Closing" means the settlement of the obligations of Seller and Purchaser to each other under this contract, including payment of the purchase price to Seller, and the delivery to Purchaser of a Bargain and Sale Deed with covenant against Grantor's Acts in proper statutory short form for record, duly executed and acknowledged, so as to convey to Purchaser fee simple title to the

          Premises, free of all encumbrances, except as otherwise herein stated. The deed shall contain a covenant by Seller as required by subdivision 5 of Section 13 of the Lien Law.

     G. The Seller shall also deliver possession of all items of personal property as set forth on Schedule B, as well as a Bill of Sale conveying good title to the same, free of all liens and encumbrances.

1.   CLOSING DATE AND PLACE.

     The Purchaser shall be obligated to proceed to a closing at the Ganje Law Office, Two Tower Place, Albany, New York, with a closing thereon on or before November 15, 2001. Time shall be of the essence in all of the terms and conditions of this Amended Contract of Sale.

1.   CONDITIONS OF CLOSING.

     This contract and Purchaser's obligation to purchase the Premises are also subject to and conditioned upon the fulfillment of the following conditions precedent:

     G. The accuracy, as of the date of Closing, of the representations and warranties of Seller made in this contract.
     H. The delivery by Seller to Purchaser of a duly executed Combined Real Estate Transfer Tax Return and Credit Line Mortgage Certificate (in form prescribed by law).
     I. The delivery by Seller to purchaser of a certification stating that Seller is not a foreign person, which certification shall be in the form then required by FIRPTA.
     J. The delivery of the Premises and all building(s) and improvements comprising a part thereof, vacant and free of leases or tenancies, subject only to any existing lease of and improvements by the Purchaser, if any.
     K. All plumbing, including water supply and septic systems, heating and air conditioning, electrical and mechanical systems, equipment and machinery in the building(s) located on the property and all appliances which are included in this sale being in working order as of the date of Closing.
     L. The delivery by the parties of any other affidavits required as a condition of recording the deed.

1.   DEED TRANSFER AND RECORDING TAXES.

     At Closing, certified or official bank checks payable to the order of the appropriate State, City or County officer in the amount of any applicable transfer and/or recording tax payable by reason of the delivery or recording of the deed or mortgage, if any, shall be delivered by the party required by law or by this contract to pay such transfer and/or recording tax, together with any required tax returns duly executed and sworn to, and such party shall cause any such checks and returns to be delivered to the appropriate officer promptly after Closing. The obligation to pay any additional tax or deficiency and any interest or penalties thereon shall survive Closing.

1.   APPORTIONMENTS AND OTHER ADJUSTMENTS.

     (A) To the extent applicable, the following shall be apportioned as of midnight of the day before the day of Closing:
          (i)   Taxes on the basis of the fiscal period for which assessed.
          (ii) If Closing shall occur before a new tax rate is fixed, the apportionment of taxes shall be upon the basis of the tax rate for the immediately preceding fiscal period applied to the latest assessed valuation.
          (iii) Any errors or omissions in computing apportionments or other adjustments at Closing shall be corrected within a reasonable time following Closing. This subparagraph shall survive Closing.

1.   ALLOWANCE FOR UNPAID TAXES, ETC.

     Seller has the option to credit Purchaser as an adjustment to the purchase price with the amount of any unpaid taxes, assessments, water charges and sewer rents, together with any interest and penalties thereon to a date not less than five (5) business days after Closing, provided that official bills therefor computed to said date are produced at Closing.

1.   AFFIDAVIT AS TO JUDGMENTS, BANKRUPTCIES, ETC.

     If a title examination discloses judgments, bankruptcies, or other returns against persons having names the same or similar to that of Seller, Seller shall deliver an affidavit at Closing showing that they are not against Seller.

1.   ZONING.

(A) Seller represents to the Purchaser that the premises to be conveyed are located within a RR (Rural Recreational) Zoning District in the Town of Stuyvesant, Columbia County, New York. The Town of Stuyvesant Zoning Board of Appeals granted a Special Permit for the construction and use of the premises which are the subject to his agreement, dated August 27, 1987. The Special Permit was issued pursuant to Article 411 of the Zoning Ordinance. The Special Permit allowed for the construction and use of an industrial facility not to exceed 50,000 square feed for BioForce of America, Inc. to grow, process, store and ship herbs grown on the 175 acres of land which are the subject of this agreement. The Seller acknowledges that the industrial facility was constructed and used to store, process and ship herbs and other agricultural products.

(A) Purchaser's obligation to purchase the premises shall survive any amendment, re-codification or repeal of the Zoning Ordinance(s) of the Town of Stuyvesant and/or the Town of Kinderhook, New York.

(A) Upon Closing, the Lease Renewal Agreement for the period of January 1, 2001 through December 31, 2001 between the Seller and the Purchaser shall terminate and all continuing lease thereunder cease with pro rata adjustments of rent due to the day of closing.

20.  DEFAULTS AND REMEDIES.

     (A) If Purchaser defaults under this Amended Contract of Sale, Seller's remedy shall be to receive and retain the Good Faith Funds of $50,000.00, plus any accrued interest as liquidated damages, it being agreed that Seller's damages in case of Purchaser's default might be impossible to ascertain and that the Good Faith Funds of $50,000.00, plus any accrued interest constitutes a fair and reasonable amount of damages under the circumstances and is not a penalty.

(T) If Seller defaults hereunder, Purchaser shall have such remedies as Purchaser shall be entitled to at law or in equity, including, but not limited to, specific performance.

(T) If Purchaser fails to meet any of its obligations hereunder, Purchaser shall be in default.

21.  NOTICES.

     Any notice or other communication ("Notice") specifically required under this Amended Contract of Sale shall be in writing and either (a) sent by either of the parties thereto or by their respective attorneys who are hereby authorized to do so on their behalf or by the Escrowee, by registered or certified mail, postage prepaid, or by facsimile to either parties' counsel.

22.  BROKER.

     Seller and Purchaser each represent and warrant to the other that it has not dealt with any broker in connection with this Amended Contract of Sale.

22.  POSSESSION.

     (A) Possession of the premises herein shall be delivered to Purchaser on the closing date.

(B) In the event that a closing does not occur or Purchaser defaults hereunder, possession of the premises herein shall not be delivered to Purchaser.

(B) In recognition of the necessity for Purchaser not to suffer an interruption in its business or service to its customers, the Lease and Lease Renewal Agreement for the period of January 1, 2001 through December 31, 2001 and all of the terms and conditions thereunder is hereby extended through March 31, 2002 with rental payments thereunder to continue at the rate of $10,000.00 per month.

(B) Notwithstanding any provision of the contract for sale, the Lease and Lease Renewal Agreement for the period of January 1, 2001 through December 31, 2001 and any extension thereof, Purchaser has no authority to remove, change, or otherwise withdraw, any physical improvements, building improvements, or fixtures to the subject property in the event of a termination of the lease for any reason, except a final Closing and transfer of possession under this Amended Contract for Sale whether provided to or made by the Purchaser.

(B) By the execution of this Agreement, Purchaser acknowledges that Purchaser has fully and completely inspected the premises or, having been afforded adequate opportunity, has knowingly waived the right to do so, but in either case, has had no reliance on any express or implied warranty or representation as to the physical condition of the same made by the Seller or any person acting as the Seller's agent.

(B) Upon Closing, Purchaser will accept the premises in "as is" condition and will relinquish any claim for damages or offset against the contract price arising out of any improvements to or defect in the property, whether now existing or hereafter occurring.

(B) Seller shall have the right of entry at all times prior to closing of title to inspect the premises, with or without notice, and to perform necessary repairs and maintenance neglected or omitted by the Purchaser.

(B) The rights of the Purchaser hereunder shall be personal to the Purchaser and shall not be assignable whether or not any other element of any existing contract or lease may be assigned.

(I) The Purchaser may make any repairs, additions, alterations or improvements without the express written consent of the Seller, which under no circumstances shall result in any cost or charge to or against the Seller even if the Contract of Sale or any amendment thereto is rendered null and void.

     (J) The previous Lease(s) or Agreement(s) between the parties hereto, except as herein expressly modified, shall remain binding upon the parties, and assigns and may not be modified except by a further writing signed by all of the parties.

(K) This Agreement may not be modified, amended or terminated nor may any of its provisions be waived, except by an agreement in writing signed by the party against whom enforcement of any modification, amendment, termination or waiver is sought.

(K) In the event of any conflict between the terms of this Agreement and the terms of any contract or lease, the terms of this Agreement shall control.

24.  AUTHORIZATION OF SALE.

     The Seller will provide a resolution of its board of directors authorizing the sale and delivery of the deed, and a certificate of the secretary or assistant secretary of the corporation certifying such resolution and setting forth facts showing that the transfer is in conformity with the requirements of
Section 909 of the Business Corporation

Law. The deed in such case shall contain a recital sufficient to establish compliance with that section.

25.  MISCELLANEOUS.

     (G) All prior understandings, agreements, representations and warranties, oral or written, between Seller and Purchaser are merged in this contract; it completely expresses their full agreement and has been entered into after full investigation, neither party relying upon any statement made by anyone else that is not set forth in this contract.

     (G) Neither this contract nor any provision thereof may be waived, changed, or canceled, except in writing. This contract shall also apply to and bind the heirs, distributees, legal representatives, successors and permitted assigns of the respective parties. The parties hereby authorized their respective attorneys to agree in writing to any changes in dates and time periods provided for in this contract.

     (G) Any singular word or term herein shall also be read as in the plural and the neuter shall include the masculine and feminine gender, whenever the sense of this contract may require it.

     (G) The captions in this contract are for convenience of reference only and in no way define, limit or describe the scope of this contract and shall not be considered in the interpretation of this contract or any provision hereof.

     (G) This contract shall not be binding or effective until duly executed and delivered by Seller and Purchaser.

     (G) Seller and Purchaser shall comply with IRC reporting requirements, if applicable. This subparagraph shall survive Closing.

     (G) Each party shall, at any time and from time to time, execute, acknowledge where appropriate and deliver such further instruments and documents and take such other action as may be reasonably requested by the other in order to carry out the intent and purpose of this contract. This subparagraph shall survive Closing.

     (G) This contract is intended for the exclusive benefit of the parties hereto and, except as otherwise expressly provided herein, shall not be for the benefit of, and shall not create any rights in, or be enforceable by, any other person or entity.

     IN WITNESS WHEREOF, this contract has been duly executed by the parties hereto.

                                       AVOBA, INC. (Seller)


/s/ David L. Gange                     /s/ Claude Bandle
--------------------------             ----------------------------------------
David L. Ganje, Esq.                   By: Claude Bandle
Escrowee                               Title: Controller and Attorney-In-Fact



                                       AMERICAN BIO MEDICA CORPORATION
                                       (Purchaser)


                                       /s/ Keith E. Palmer
                                       ----------------------------------------
                                       By: Keith E. Palmer
                                       Title: Chief Financial Officer